Code of Ethics
                            Pennant Management, Inc.


I.       INTRODUCTION

         This Code (the "Code"), as adopted by Pennant Management, Inc. (the "Adviser") as of January ___, 2004, applies to the Adviser's activities with respect to investment fund companies ("Fund Company") for which the Adviser assumes investment management responsibility (including sub-advisory activity). This Code among other things, establishes standards and procedures for detecting and preventing abuses of fiduciary duties owed to the Fund Company by persons having knowledge of the investments and the investment intentions of the Fund Company and is meant to comply with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"). Specifically, the Code is designed to assure that persons affiliated with the Adviser who are subject to this Code and the Rule do not use any information concerning the investments or investment intentions of the Adviser as it applies to the Fund Company or use their ability to influence such investment related information for personal gain or in a manner detrimental to the interests of the Fund Company.

II.      Principles

         Persons affiliated with the Adviser:

          o    Have a fiduciary duty to the Fund Company;

          o Must conduct all personal securities transactions in such a manner that avoids any actual or potential conflict of interest or abuse of position of trust and responsibility; and

          o May not take inappropriate advantage of their positions in relation to the Fund Company.

III.     DEFINITIONS

          "ACCESS PERSON" means any director, officer, Advisory Person, or employee of the Adviser.

          "ADVISORY PERSON" means (i) any employee of the Adviser (or any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to the Fund Company with regard to the purchase or sale of Covered Securities by the Fund Company.

          "AFFILIATED PERSON" means (i) any director, officer, or employee of the Adviser; or (ii) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Adviser.

          "BENEFICIAL INTEREST" means any interest by which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, except such interests as Compliance Officers shall determine to be too remote for the purpose of this Code. (A transaction in which an Access Person acquires or disposes of a security in which he or she has or acquires a direct or indirect Beneficial Interest will be referred to in this Code as a "personal securities" transaction or as a transaction for the person's "own account").

          At the written request of a person subject to this Code, the Compliance Officers, in their sole discretion or with the advice of counsel, may from time to time issue written interpretations as to whether an Access Person has a "Beneficial Interest" in a Security or a transaction, and whether a transaction is or would be considered to be a "personal securities" transaction or a transaction for the person's "own account" for purposes of the reporting requirements under this Code. Any such written interpretations shall be included in Appendix A attached to and incorporated by reference into this Code, and may be relied upon solely by the person(s) seeking such interpretations.

          "COMPLIANCE  OFFICERS"  means two  officers of the Adviser who are not
          (i) parties to the transaction; and (ii) related by blood or marriage to a party to the transaction and specifically includes, the Chief Investment Officer of the Adviser, the Chief Compliance Officer of the Adviser; and any Corporate Director of the Adviser.

          "CONTROL" means the power to exercise a controlling influence over the management or policies of the Adviser. Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of the Adviser is presumed to control the Adviser.

          "COVERED SECURITY" means a security as defined in section 2(a)(36)1 of the Investment Company Act of 1940, as amended (the "1940 Act"), except that it does not include: (i) direct obligations of the Government of the United States; or (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; or (iii) shares issued by open-end Funds.

          "FUND" means an investment Fund Company registered under the Act, and includes the Fund Company.

          "SECURITY" in this Code shall include any warrant for, option in, or security immediately convertible into that "Security."

                  A "SECURITY HELD OR TO BE ACQUIRED" by the Fund Company means any Covered Security which, within the most recent 15 calendar days: (i) is or has been held by the Fund Company; or (ii) is being or has been considered by an Adviser for purchase by the Fund Company.

                  A security is "BEING CONSIDERED FOR PURCHASE OR SALE" from the time an order is given on behalf of the Fund Company to the order room of the Adviser until all orders with respect to that Security are completed or withdrawn.

IV.      GENERAL PROHIBITIONS

          This Code and the Rule specifically applies to the investment activities of Access Persons.

          Pursuant to the Rule, it is "unlawful" for Access Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of Securities by the Fund Company. Accordingly, no Access Person shall use any information concerning the investments or investment intentions of the Fund Company, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Fund Company.

          In addition, no Access Person shall, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by the Fund Company:

          i.   Employ  any  device,  scheme  or  artifice  to  defraud  the Fund
               Company;

          ii. Make to the Fund Company or an Adviser any untrue statement of material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          iii. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund Company; or

          iv. Engage in any manipulative practice with respect to the Fund Company.


--------
1 Sec. 2(a) (36) "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

V.       PROHIBITED TRANSACTIONS

         Blackout Periods: Subject to any additional limiting requirements that may be set forth below, an Advisory Person may not effect a personal securities transaction in a "security held or to be acquired" by the Fund Company unless such person:

          i.   Executes   such   transaction   at  a  price  equal  to  or  less
               advantageous than the price obtained for such security by the Fund Company; and

          ii. Reports to the Compliance Officers the information described in this Code. Any profits realized on personal securities transactions in violation of this Section must be reversed or unwound and if not applicable, disgorged.

         An Access Person may not purchase or sell a Covered Security at a time when the Access Person intends or knows of another's intention to purchase or sell that same Covered Security or a related security or futures contract on behalf of a Fund Company.

         A Portfolio Employee may not purchase or sell a Covered Security, a Related Security or a Futures Contract which the Portfolio Employee is actively considering or has actively considered and rejected for purchase or sale for a Fund Company within the previous 5 calendar days unless the Compliance Officer, after consultation with the Portfolio Employee's supervisor, has approved the Investment Transaction

         A Portfolio Manager may not purchase or sell a Security, a Related Security, or Futures Contract within 5 calendar days before or after a transaction in that Security, a Related Security, or Futures Contract, by an Advisory Client for which the Portfolio Manager is responsible.

         Initial Public Offerings: An Advisory Person may not acquire any Security in an initial public offering, unless such Advisory Person (i) obtains advance written clearance of such transaction(s) by two Compliance Officers and (ii) reports the information described in this Section of this Code.

         Private Placements: An Advisory Person may not acquire any Security in a private placement, unless such Advisory Person (i) obtains advance written clearance of such transaction by two Compliance Officers and
         (ii) reports the information described in Section VI of this Code.

         When considering whether to grant approval to the Advisory Person to engage in the aforementioned transactions, the Compliance Officers must consider, among other factors, whether the investment opportunity should be reserved for the Fund Company, and whether the opportunity is being offered to the Advisory Person by virtue of his or her position with the Advisor. If the Compliance Officers find that the investment opportunity should be reserved to the Fund Company or that the opportunity is being offered to the Advisory Person by virtue of his or her position with the Advisor, the Compliance Officers must refuse to allow the Advisory Person to enter into the transaction.

         Ban on Short-Term Trading Profits: An Advisory Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 60 calendar days, unless such transactions fully comply with the restrictions of the paragraph entitled "Blackout Periods" of this Section V. Any profits realized on non-complying short-term trades must be disgorged.

         Gifts: Advisory Persons may not accept any gift or other thing of more than de minimis value ($100) from any person or entity that does business with or on behalf of the Fund Company, except those things that can be consumed or used within a five hour period.

         Service as a Director to Other Public Companies: Advisory Persons may not serve on the board of directors of any publicly traded Fund Company without prior authorization of the Chief Compliance Officer of the Adviser and a majority of the Adviser's Board of Directors, which authorization shall be specifically based upon a determination that the board service would be consistent with the interests of the Fund Company and its shareholders. If and when such board service is authorized, the Advisory Person serving as a director will be isolated from other Advisory Persons who make investment decisions involving that Fund Company through a "Chinese Wall" or other similar procedures.

VI.      ADVANCE AUTHORIZATION REQUIREMENT

         Procedures

          i. Prior Approval: Any Access Person who desires to enter into personal securities transactions in transactions requiring prior authorization under Section V above, must obtain the written approval of any two Compliance Officers prior to entering into such transactions.

          ii. Time of Authorization: Transaction authorization must be obtained not more than three (3) days prior to the transaction. If the trade is not made within three (3) days of the date of authorization, a new authorization must be obtained.

          iii. Authorization Form: Persons seeking authorization to enter into transactions requiring prior approval shall complete and sign a form approved for that purpose by the Adviser, which form shall set forth the details of the proposed transaction. An example of such form is annexed hereto as Schedule A ("Authorization Form"). Upon obtaining prior approval to enter into the subject transaction, the Compliance Officers authorizing the transaction shall affix their signatures to the Authorization Form to indicate such approval.

          iv. Filing: Copies of all completed Authorization Forms, with all required signatures, shall be retained by the Adviser in accordance with the record keeping requirements set forth in
               Section XII of this Code.

         Factors Considered in Authorizing  Personal Transactions

         Compliance Officers, in their sole discretion and without reason, may refuse to grant approval of a personal transaction. Generally, Compliance Officers will consider the following factors in determining whether to authorize a proposed transaction:

          i. Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security;

          ii. Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales in the same or similar Security being made or being considered by the Fund Company; and

          iii. Whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale by the Fund Company.

VII.      EXEMPT TRANSACTIONS

          Neither the prohibitions nor the reporting requirements of this Code apply to:

          i. Purchases, sales or other acquisitions or dispositions of Securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control;

          ii.  Purchases,   sales  or  other  acquisitions  or  dispositions  of
               Securities, which are not eligible for purchase or sale by any portfolio of the Fund Company;

          iii. Involuntary purchases or sales;

          iv. Purchases which are part of an automatic dividend reinvestment plan;

          v. Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights; and

          vi. Transactions enacted on behalf of an Access Person when done so on any account over which the Access Person has no direct or indirect influence or control, such as within a blind trust.

VIII.    REPORTING OF SECURITIES TRANSACTIONS

         (A) Reporting Requirements of Access Persons. Unless specifically excepted by other provisions of this Code, every Access Person of the Adviser must provide to the Adviser, the following:

               i. Initial Holdings Reports. Not later than ten (10) days after a person becomes an Access Person, such person shall complete, sign and deliver to the Adviser an Initial Holdings Report, a form of which is attached to this Code as Schedule B;

               ii. Quarterly Transaction Reports. Not later than ten (10) days after the end of each calendar quarter, each Access Person shall make a written report ("Quarterly Transaction Report"), a form of which is attached to this Code as Schedule C.

         (B) Covered Securities. With respect to any transaction during the previous calendar quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership, the Quarterly Transaction Report must contain the following information:

               i. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               ii. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               iii. The price of the Covered  Security at which the  transaction was effected;

               iv. The name of the broker, dealer or bank with or through which the transaction was effected; and

               v.   The date that the report is submitted by the Access Person.

         (C) Securities. With respect to any account established by the Access Person in which any securities were held during the previous calendar quarter for the direct or indirect benefit or the Access Person, the Quarterly Transaction Report must contain the following information:

               i. The name of the broker, dealer or bank for whom the Access Person established the account;

               ii.  The date the account was established;

               iii. The date that the report is submitted by the Access  Person;
                    and

               iv.  Each  Access   Person  must  also  request  that   duplicate
                    confirmation and statements be sent directly to the Chief Compliance Officer for all accounts.

         (D) Annual Holding Reports. Not later than thirty (30) days after the end of each calendar year end, each Access Person shall make a written report, a form of which is attached to this Code as Schedule D ("Annual Holdings Report"), to the Adviser which:

               i. Sets forth the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               ii. Sets forth the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person;

               iii. Contains the date that the report is submitted by the Access
                    Person; and

               iv. States that the information contained in the Annual Holdings Report is current as of a date not greater than thirty (30) days prior to the date the report was submitted.

         (E) Exemptions from Reporting. A person need not make an Initial Holdings Report with respect to transactions in Covered Securities in any account over which the person has no direct or indirect influence or control.

         (F) Responsibility to Report. The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Adviser to facilitate the reporting process does not change or alter that responsibility.

         (G) Where to File Report. All reports must be filed with the Chief Compliance Officer of the Adviser.

IX.      CONFIDENTIALITY OF FUND COMPANY TRANSACTIONS

         Until disclosed in a public report to shareholders or to the SEC in the normal course of the Fund Company's business, all information concerning Securities "being considered for purchase or sale" by the Adviser shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis.

X.       SANCTIONS

         Any violation of this Code shall be subject to the imposition of such sanctions as the Adviser may deem, in its sole discretion, appropriate under the circumstances in order to achieve the purposes of the Rule and this Code. Such sanctions may include, but are not limited to suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund Company and the more advantageous price paid or received by the offending person.

XI.      ADMINISTRATION AND CONSTRUCTION

         The administration of this Code shall be the responsibility of the Chief Compliance Officer of the Adviser (the "CCO"). Such duties of administration shall include the following:

               i. Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment;

               ii. Providing each Access Person a copy of this Code and informing them of their duties and obligations thereunder, and assuring that Access Persons are familiar with requirements of this Code;

               iii. Supervising the  implementation  of this Code by the Adviser and the enforcement of the terms hereof by the Adviser;

               iv. Maintaining or supervising the maintenance of all records and reports required by this Code;

               v. Preparing listings of all transactions effected by any Access Person within fifteen (15) days of the date on which the same Security was held, purchased or sold by the Fund Company;

               vi. Determining whether any particular securities transaction should be exempted pursuant to the provisions of this Code;

               vii. Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation of this Code which is consistent with the objectives of the Rule and this Code;

               viii.Conducting  such  inspections or  investigations,  including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code to the Board of Directors or any such Committee so appointed by the Board of Directors for that purpose;

               ix. Submitting a quarterly report to the Directors of the Fund Company containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation, and any exemptions or waivers found appropriate by the CCO; and any other significant information concerning the matters contemplated by this Code.

XII.      REQUIRED RECORDS

          The CCO shall maintain or cause to be maintained in an easily accessible place, the following records:

               i. A copy of this and any other Code adopted pursuant to the Rule which has been in effect during the past six (6) years;

               ii. A record of any violation of such Codes of Ethics and of any action taken as a result of such violation;

               iii. A copy of each  report  made by the CCO within six (6) years from the end of each calendar year in which such report and interpretation is made or issued;

               iv. A list of all persons who are, or within the past six (6) years have been, required to make reports pursuant to the Rule and this Code; and

               v.   A  copy  of  all   Initial   Holdings   Reports,   Quarterly
                    Transactions Reports, and Annual Holdings Reports submitted within the last six (6) years.

XIII.    AMENDMENTS AND MODIFICATIONS

         This Code may not be amended or modified except in a written form which is specifically approved by majority vote of the Board of Directors of Pennant Management, Inc.

        This Code was adopted by the Board of Directors of Pennant Management, Inc., at a meeting held on ------------.


Witness my Signature:

------------------------------------------------
Jean M. Elste as Secretary
Pennant Management, Inc.

                                   SCHEDULE A

                            TRANSACTION AUTHORIZATION
                    REQUEST FORM FOR PENNANT MANAGEMENT, INC.
                                  CONFIDENTIAL

Pursuant to the requirements of Section V of the Code of Pennant Management, Inc. (the "Adviser"), I, ______________________, being an Access Person of the Adviser, as that term is defined in the Code, hereby request that the Adviser approve the following transaction in Covered Securities:

Name of Security:  _______________________________________________________

Number of shares/Principal Amount:  ________________________________________

Nature of transaction: _____________________________________________________
(i.e., purchase, sale or other type of acquisition or disposition);

Name of broker/dealer or bank executing transaction:  __________________________

Yes               No
___               ___      Is this investment an initial public offering?

___               ___      Is this investment a private placement?

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Adviser's Code, that I will invest in the above-described securities only after obtaining clearance to do so from authorized officers of the Adviser, will report all such transactions in accordance with the requirements of the Adviser's Code, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than three (3) days after receiving clearance or will obtain a new clearance prior to executing the transaction.


----------------------------------  --------------------------------
Signature of Applicant                      Printed Name of Applicant


_____ After due consideration, the proposed transaction described above is APPROVED.

_____             After due consideration, the proposed transaction is DENIED.

_____ (Check only if approving a transaction that represents an investment in an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations to the Adviser under the Adviser's Code, have found that the above-described transaction is not a transaction that should be reserved to the Adviser, and we further find that the transaction is not being offered to the Applicant as a result of his/her position with the Adviser or Underwriter.

--------------------------------    -------------------------------
Signature of Clearing Officer and Date      Printed Name



----------------------------------  --------------------------------
Signature of Clearing Officer and Date      Printed Name

                                   SCHEDULE B

                             INITIAL HOLDINGS REPORT
                          FOR PENNANT MANAGEMENT, INC.
                                  CONFIDENTIAL

The following is a list of all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of ________________________. (If no transactions took place write "None".) Sign and return to the Chief Compliance Officer of the Adviser not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

HOLDINGS IN COVERED SECURITIES

Shares/Units               Security         Price/Unit        Total Amount              Broker, Bank or Dealer









The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Adviser not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

Broker, Bank or Dealer     Date Account Established





I swear and affirm that the foregoing information is true and correct to the best of my information and belief.

----------------------------------  --------------------------------
Signature of Applicant                               Printed Name of Applicant

                                   SCHEDULE C

                          QUARTERLY TRANSACTIONS REPORT
                          FOR PENNANT MANAGEMENT, INC.
                                  CONFIDENTIAL

The following lists all transactions in Covered Securities in which I had any direct or indirect beneficial ownership during the last calendar quarter. (If no transactions took place write "None".) Sign and return to the Secretary of the Adviser not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

PURCHASES/SALES AND OTHER DISPOSITIONS *Insert "P" for purchase and "S" for sale after the date listing.


Transaction Date* Shares/Units              Security          Price/Unit        Total Amount              Broker, Bank or Dealer









The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Adviser not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

Broker, Bank or Dealer     Date Account Established





I swear and affirm that the foregoing information is true and correct to the best of my information and belief.

----------------------------------  --------------------------------
Signature of Applicant                               Printed Name of Applicant

                                   SCHEDULE D
                        ANNUAL SECURITIES HOLDINGS REPORT
                          FOR PENNANT MANAGEMENT, INC.

The following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of ________________________. (If no transactions took place write "None".) Sign and return to the Secretary of the Adviser not later than the 30th day after the Adviser's fiscal year end. Use reverse side if additional space is needed.

HOLDINGS IN COVERED SECURITIES

Shares/Units               Security         Price/Unit        Total Amount              Broker, Bank or Dealer









The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Adviser not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

Broker, Bank or Dealer     Date Account Established





I swear and affirm that the foregoing information is true and correct to the best of my information and belief.

----------------------------------  --------------------------------
Signature of Applicant                               Printed Name of Applicant